UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2013

PARK PLACE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51712	71-0971567
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

300, 400 – 5th Avenue SW, Calgary, AB, Canada	T2P 0L6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 403-539-8710

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into Material Definitive Agreement

Effective August 30, 2013, Park Place Energy Corp. (the “Company”) entered into private placement subscription agreements for the sale of an aggregate of 11,000,000 units. Pursuant to the agreements, the Company issued 11,000,000 units at a purchase price of $0.10 per unit, for total proceeds of $1,100,000. Each unit consists of one share of the Company’s common stock and one common share purchase warrant. Each Warrant is exercisable into one share of the Company’s common stock for a period of 36 months from the date of closing at a price of $0.20 per share.

Item 3.02	Unregistered Sales of Equity Securities

Effective August 30, 2013, the Company issued an aggregate of 11,000,000 shares of its common stock and 11,000,000 warrants pursuant to the private placement subscription agreements referred to above.

The Company issued these securities to eight (8) accredited investors (as that term is defined in Section 4(2) of the Securities Act of 1933) pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

10.1	Form of Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK PLACE ENERGY CORP.

/s/ Taisiia Popova
Taisiia Popova
Chief Executive Officer

Date: September 4, 2013